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                                                                   EXHIBIT 10.33

                           RESTORATION HARDWARE, INC.

                            STOCK PURCHASE AGREEMENT


              AGREEMENT made this 18th day of March, 2001, by and between Restoration Hardware, Inc., a Delaware corporation, and Gary G. Friedman ("Employee").

              All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

       A. PURCHASE OF SHARES

              1. PURCHASE. Employee hereby purchases 571,429 shares of Common Stock (the "Purchased Shares") at the purchase price of $1.75 per share, subject to Paragraph A.2. (the "Purchase Price"), and the Corporation hereby sells the Purchased Shares to Employee at the Purchase Price.

              2. PAYMENT. Concurrently with the delivery of this Agreement to the Corporation, Employee shall pay the Purchase Price for the Purchased Shares as follows: Employee shall deliver in cash or by check an amount equal to $1,290 and shall deposit $998,710.70 into escrow ("Escrow") pursuant to the escrow agreement ("Escrow Agreement") attached hereto as Exhibit A. The Corporation shall have no rights to the amounts deposited in the Escrow unless and until the third party financing ("Financing") referred to in the Escrow Agreement closes on or before March 30, 2001.

              3. STOCKHOLDER RIGHTS. Employee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares. However, the certificates representing such shares shall be retained by the Corporation and the Purchased Shares may not be transferred (other than by will or the laws of descent and distribution following death) until such shares are no longer potentially subject to the automatic repurchase right described in Paragraph 4 below.

              4. AUTOMATIC REPURCHASE. If the Corporation does not close the Financing on or before March 30, 2001, the Purchased Shares shall automatically and immediately be repurchased by the Corporation for the Purchase Price. The Corporation's obligation to repay the Purchase Price to Employee shall be satisfied by (i) the payment by the Corporation to Employee of the amount paid directly to the Corporation in cash or by check and (ii) the return to Employee from the Escrow of the amount to which he is entitled thereunder.

              5. REPRESENTATIONS AND WARRANTIES. Employee hereby makes, with respect to the purchase of the Purchased Shares, the same investment representation and warranties as are required to be made by investors pursuant to the Series A and B Preferred Stock Purchase Agreement (the "Preferred Agreement") applicable to the purchase of preferred stock of the Corporation scheduled to occur substantially contemporaneously with the purchase of the Purchased Shares. Similarly, the Corporation hereby makes, with respect to the purchase of the


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Purchased Shares, the same representations and warranties that it is required to make under Sections 4.4 and 4.5 of the Preferred Agreement.

       B. GENERAL PROVISIONS

              1. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement shall confer upon Employee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Employee) or of Employee, which rights are hereby expressly reserved by each, to terminate Employee's Service at any time for any reason, with or without cause; provided that nothing herein shall diminish Employee's rights to severance and other benefits to the extent and under the circumstances provided in his Compensation and Severance Agreement.

              2. EMPLOYEE UNDERTAKING. Employee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Employee or the Purchased Shares pursuant to the provisions of this Agreement.

              3. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

              4. SUCCESSORS; BINDING AGREEMENT.

              (a) This Agreement shall be binding upon and shall inure to the benefit of the Corporation and its Successors and Assigns, and the Corporation shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place.

              (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Employee or Employee's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal personal representative.

              5. NOTICE. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, that all notices to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.


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              6. SETTLEMENT OF CLAIMS. Except as expressly provided herein, the
Corporation's obligation to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against Employee or others, provided that all amounts payable hereunder shall be subject to all applicable tax withholding.

              7. REGISTRATION. If the Corporation is unable to register Employee's acquisition of the Purchased Shares on a Form S-8 registration statement, Employee shall have the same registration rights as are required to be provided to the purchasers of Series B Preferred stock of the Corporation in the sale of preferred stock scheduled to occur substantially contemporaneously with the purchase of the Purchased Shares or, if such purchase of preferred stock does not occur, similar registration rights.

              8. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party that is not expressly set forth in this Agreement.

              9. GOVERNING LAW; ARBITRATION. Any and all disputes relating to this Agreement shall be resolved by binding arbitration pursuant to the procedures and terms of Employee's Compensation and Severance Agreement. Company and Employee understand and agree that this Agreement and its validity, construction and performance shall be governed by the laws of the State of California without regard to conflict of law principles.

              10. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.


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              11. ENTIRE AGREEMENT. This Agreement (together with the interim employment agreement dated March 18, 2001 ("Interim Employment Agreement") and, if and when they are executed by both parties and become effective, the Compensation and Severance Agreement and documents referenced herein and in the Offer Letter) constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or otherwise, between the parties hereto with respect to the subject matter hereof.


              IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                        RESTORATION HARDWARE, INC.


                                        By:  /s/ Walter Parks
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address:
                                                --------------------------------

                                        ----------------------------------------


                                             /s/Gary Friedman
                                        ----------------------------------------
                                        EMPLOYEE

                                        Address:
                                                --------------------------------

                                        ----------------------------------------


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                                    APPENDIX


              The following definitions shall be in effect under the Agreement:

              A. AGREEMENT shall mean this Stock Purchase Agreement.

              B. BOARD shall mean the Corporation's Board of Directors.

              C. COMMON STOCK shall mean shares of the Corporation's common stock.

              D. COMPENSATION AND SEVERANCE AGREEMENT shall mean the compensation and severance agreement attached to the Corporation's letter dated March 15, 2001 offering employment to Employee as chief Executive Officer of the Corporation, provided that such agreement has been executed by both parties and become effective.

              E. CORPORATION shall mean Restoration Hardware, Inc., a Delaware corporation.

              F. OFFER LETTER shall mean the letter from the Corporation dated March 19, 2001 offering Employee employment with the Corporation as Chief Executive Officer("Offer Letter").

              G. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              H. PURCHASE PRICE shall have the meaning assigned to such term in Paragraph A.1.

              I. PURCHASED SHARES shall have the meaning assigned to such term in Paragraph A.1.

              J. SERVICE shall mean the Employee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or a consultant.

              K. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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              L. SUCCESSORS AND ASSIGNS shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including this Agreement), whether by operation of law or otherwise.



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